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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM SB-2

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KRANTI RESOURCES, INC.

 (Name of small business issuer in its charter)

Nevada	1000	98-0513655
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer identification #)
Organization)	Classification Code)

KRANTI RESOURCES, INC.	CORPORATE DIRECT, INC.
103 - 8318 120TH Street	2248 MERIDIAN BLVD STE H
Surrey, British Columbia V3W 3N4	MINDEN, NV 89423
(604) 716-2274	(775) 782-2611
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Parsons/Burnett, LLP
Suite 2070 – Skyline Tower
10900 NE 4th Street
Bellevue, Washington, 98004
Tel: (425) 451-8036
Fax: (425) 451-8568

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.04	$80,000	$2.46

[1]

Estimated solely for purposes of calculating the registration fee under Rule 457(o).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

TERMINATION OF REGISTRATION

This post-effective amendment filed by Kranti Resources, Inc. (the “Company”), deregisters all securities of the Company that had been registered on the company’s Registration Statement on form SB-2 (File No. 333-142096), filed with the Securities and Exchange Commission on April 13, 2007, and amended June 18 and July 16 (the “Registration Statement”) that remain registered but unsold as of the close of business on the date hereof.  On October 31, 2007, the Company closed its Offering and will not sell any additional shares under this Prospectus.  The Company sold 1,387,500 shares and is hereby de-registering the remaining 612,500 shares.

In accordance with undertakings made by the Company in the Registration Statement, the Company herby removes from registration all securities under the Registration Statement which remain unsold as of the close of business on the date hereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Surrey, British Columbia, on this 21st day of December, 2007.

KRANTI RESOURCES, INC.

Date: 12/21/2077	BY:	/s/ Ben Gill
Ben Gill, President, Principal Executive
Officer, Principal Financial Officer, and
Principal Accounting Officer

Date: 12/21/2007	BY:	Karnpal Grewal
Karnpal Grewal, Secretary

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ben Gill as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

Ben Gill	President, Principal Executive Officer,	12/21/2007
Ben Gill	Principal Financial Officer,
Principal Accounting Officer, and
Member of the Board of Directors

Karnpal Grewal	Secretary, Treasurer and Member of the	12/21/2007
Karnpal Grewal	Board of Directors

Aaron Lessing	Member of the Board of Directors	12/21/2007
Aaron Lessing